Exhibit 16.1

/Letterhead/

October 5, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	AmeriResource Technologies, Inc.

Ladies and Gentlemen:

We have read the statements made by AmeriResource Technologies, Inc. in Item 4.01 of the accompanying Form 8-K (Commission file number 0-20033), which is being filed with the Securities and Exchange Commission, and our firm agrees with the statements contained therein.

Best regards,

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC